Exhibit 21.1
GAMESTOP CORP.
SUBSIDIARIES

ELBO Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
EB International Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of ELBO, Inc.
Geeknet, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
GameStop, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop Corp.
Sunrise Publications, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop, Inc.
GME Entertainment, LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop Corp.
GameStop Texas Ltd., a Delaware corporation, is a wholly-owned subsidiary of GameStop, Inc.
SOCOM LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop Texas Ltd.
GS Mobile, Inc., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
Marketing Control Services, Inc., a Virginia corporation, is a wholly-owned subsidiary of GameStop Corp.
GameStop Limited, an Irish company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Global Holdings S.à r.l., a Luxembourg company, is a wholly-owned subsidiary of EB International Holdings, Inc.
Electronics Boutique Australia Pty. Limited, an Australian company, is a wholly-owned subsidiary of GameStop Global Holdings S.à r.l.
Electronics Boutique Canada Inc., a Canadian corporation, is a wholly-owned subsidiary of GameStop Global Holdings S.à r.l.
Micromania GameStop SAS, a French company, is a wholly-owned subsidiary of GameStop Global Holdings S.à r.l.
Micromania Group SAS, a French company, is a wholly-owned subsidiary of Micromania GameStop SAS.
Micromania SAS, a French company, is a wholly-owned subsidiary of Micromania Group SAS.
GameStop Europe Services Limited, an Irish company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Deutschland GmbH, a German company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Italy S.r.l., an Italian company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Denmark ApS, a Danish private company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
Polarford Limited, an Irish company, is a wholly-owned subsidiary of GameStop Europe Holdings S.à r.l.
GameStop Service Holdings, LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop, Inc.
GameStop Service Company, LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop Service Holdings, LLC
GameStop Pennsylvania, LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop Texas Ltd.